The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Buffered PLUS securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the "Offering Documents") are delivered in final form. The Offering Documents are not an offer to sell these Buffered PLUS securities and we are not soliciting offers to buy these Buffered PLUS securities in any state where the offer or sale is not permitted.

Subject to Completion

December 2019

PRELIMINARY PRICING SUPPLEMENT
Dated December 2, 2019

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-225551

(To Prospectus dated October 30, 2018,

Index Supplement dated October 31, 2018

and Product Supplement dated October 31, 2018)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual-Directional Buffered Participation Securities due on or about January 4, 2022

$● Based on the Value of the S&P 500® Index

Principal at Risk Securities

The Dual-Directional Buffered Participation Securities (the “securities”) offer exposure to the performance of the S&P 500® Index (the “underlying index”). The securities are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the participation feature, which applies only to a limited range of positive performance of the underlying index, and the absolute underlying return feature, which applies to the negative performance of the underlying index only if the percentage decline of the underlying index from the closing level of the underlying index on the pricing date (the “initial level”) to the closing level of the underlying index on the valuation date (the “final level”) is equal to or less than the buffer amount. At maturity, if the percentage change in the closing level of the underlying index from the pricing date to the valuation date (the “underlying return”) is positive, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum payment at maturity. At maturity, if the underlying return is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, investors will receive the sum of (a) the stated principal amount of their investment plus an amount equal to the product of (b) the stated principal amount multiplied by the absolute value of the negative underlying return (the “absolute underlying return”). However, at maturity, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive less than the stated principal amount, resulting in a loss that is proportionate to the percentage decline in the underlying index from the initial level to the final level in excess of the buffer amount. Investors may lose up to 90.00% of the stated principal amount of the securities. Accordingly, the securities do not guarantee the return of the full principal amount at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Underlying index:	S&P 500® Index
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Approximately December 13, 2019, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Original issue date:	Approximately December 18, 2019 (to be determined on the pricing date and expected to be 3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities are initially expected to settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	Approximately December 30, 2021 (to be determined on the pricing date and expected to be approximately 24.5 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	Approximately January 4, 2022 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:	▪ If the underlying return is positive:
The lesser of (a) $10 + Upside Payment and (b) Maximum Payment at Maturity
▪ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:
$10 + ($10 x Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount, which is less than the maximum gain.

▪ If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:
$10 + [$10 x (Underlying Return + Buffer Amount)]

Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount and, in extreme situations, you could lose almost all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula: (Final Level - Initial Level) / Initial Level
Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Upside payment:	$10 x Underlying Return
Maximum gain:	15.10%
Initial level:	•, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Maximum payment at maturity:	$11.51 per security, which is equal to $10 + ($10 x Maximum Gain)
Buffer amount:	10.00%
CUSIP:	90281F438
ISIN:	US90281F4384
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	2.00%(a) + 0.50%(b) 2.50%	97.50%
Total:	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC ("Morgan Stanley Wealth Management") at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the pricing date is expected to be between $9.41 and $9.71. The range of the estimated initial value of the securities was determined on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this document.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities may have downside market risk proportionate to an investment in the underlying index subject to the buffer amount. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under ‘‘Risk Factors’’ beginning on page 15 and under ‘‘Risk Factors’’ beginning on page PS-9 of the accompanying product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or almost all of your initial investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated October 31, 2018	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the securities) with the Securities and Exchange Commission (the “SEC”), for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

Index supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Dual-Directional Buffered Participation Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the index supplement; and finally, the accompanying prospectus.

December 2019	Page 2

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Investment Overview

Dual-Directional Buffered Participation Securities

The Dual-Directional Buffered Participation Securities Based on the Value of the S&P 500® Index due on or about January 4, 2022 can be used:

▪	As an alternative to direct exposure to the underlying index that participates in the return for a certain range of positive performance of the underlying index; however, by investing in the securities, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that exceeds the maximum gain is appropriate for you.
▪	To provide a return equal to the absolute underlying return in the event that the underlying return is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount.

Maturity:	Approximately 24.5 months
Buffer amount:	10.00%
Maximum payment at maturity:	$11.51 per security, which is equal to $10 + ($10 x Maximum Gain)
Maximum gain:	15.10%
Interest:	None
Minimum payment at maturity:	$1.00 (10.00% of the stated principal amount).
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

December 2019	Page 3

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Key Investment Rationale

Investors can use the securities to (i) participate in positive returns up to the maximum gain, and (ii) obtain contingent protection against a loss of the stated principal amount and earn the absolute underlying return in the event that the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose some or almost all of their initial investment in the securities.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents and the securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest or exposure to the positive performance of the underlying index beyond a level that exceeds the maximum gain is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Upside Performance	The securities offer investors an opportunity to participate in positive returns relative to a hypothetical direct investment in the underlying index within a certain range of positive performance.

Absolute Underlying Return Scenario	At maturity, if the underlying return of the securities is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, you will receive (a) your stated principal amount plus an amount equal to the product of (b) your stated principal amount multiplied by the absolute underlying return. In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount, which is less than the maximum gain.

Upside Scenario	If the underlying return is positive, at maturity, the securities will be redeemed for the lesser of (a) the stated principal amount of $10 plus the upside payment and (b) the maximum payment at maturity.

Par Scenario	If the final level is equal to the initial level, at maturity you will receive the stated principal amount at maturity.

Downside Scenario	If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, at maturity you will receive less than the stated principal amount, resulting in a percentage loss of your initial investment equal to the percentage decline from the initial level to the final level in excess of the buffer amount. For example, if the underlying return is -50.00%, each security will redeem for $6.00, or 60.00% of the stated principal amount. The minimum payment at maturity is only 10.00% of the stated principal amount and you could lose some or almost all of your initial investment.

December 2019	Page 4

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks of an investment in the securities, including the risk of loss of almost all of your initial investment.
■	You can tolerate a loss of some or almost all of your investment and are willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the underlying equity constituents.
■	You believe that the percentage decline of the underlying index from the initial level to the final level will be equal to or less than the buffer amount and, if the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be as low as the minimum payment amount.
■	You believe that the level of the underlying index will appreciate over the term of the securities and that the percentage of appreciation is unlikely to exceed the maximum gain indicated on the cover hereof, or that the level of the underlying index will decline over the term of the securities from the initial level to the final level by a percentage that is less than or equal to the buffer amount.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying equity constituents.
■	You understand and accept that your potential return on the securities is limited to the maximum gain and you would be willing to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You are willing and able to hold the securities to maturity, a term of approximately 24.5 months, and accept that there may be little or no secondary market for the securities.
■	You understand and are willing to accept the risks associated with the underlying index.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks of an investment in the securities, including the risk of loss of almost all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the underlying equity constituents.
■

You believe that the level of the underlying index will decline over the term of the securities and that the percentage decline of the underlying index from the initial level to the final level will be greater than the buffer amount, or you cannot tolerate receiving a payment at maturity that may be less than the stated principal amount and as low as the minimum payment amount.

■	You believe that the level of the underlying index will appreciate during the term of the securities and that the percentage of appreciation is likely to exceed the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential or you would be unwilling to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You seek current income from your investment or prefer to receive any dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 24.5 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are unwilling to accept the risks associated with the underlying index.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

December 2019	Page 5

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee the return of the full stated principal amount at maturity and are subject to the terms described in the accompanying product supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return and (ii) if the underlying return is negative, whether the percentage change from the initial level to the final level is greater than, equal to or less than the buffer amount. The securities do not guarantee the return of the full stated principal amount at maturity and investors may lose some or almost all of their initial investment in the securities. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
Approximately December 13, 2019	Approximately December 18, 2019 (3 business days after the pricing date)	Approximately December 30, 2021 (24.5 months after the pricing date)	Approximately January 4, 2022 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG London Branch
Underlying index:	S&P 500® Index
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	▪ If the underlying return is positive:
The lesser of (a) $10 + Upside Payment and (b) Maximum Payment at Maturity
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:
$10 + ($10 x Absolute Underlying Return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount, which is less than the maximum gain.
▪ If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:
$10 + [$10 x (Underlying Return + Buffer Amount)]
Under these circumstances, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount and, in extreme situations, you could lose almost all of your initial investment.
Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Upside payment:	$10 x Underlying Return
Initial level:	•, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Maximum payment at maturity:	$11.51 per security, which is equal to $10 + ($10 x Maximum Gain)
Buffer amount:	10.00%
Maximum gain:	15.10%
Risk factors:	Please see “Risk Factors” herein

December 2019	Page 6

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

General Information
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP:	90281F438
ISIN:	US90281F4384
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” , including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying index. If your securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your securities. Such gain or loss should generally be long-term capital gain or loss if you hold your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

There may be also a risk that the IRS could assert that the securities should not give rise to long-term capital gain or loss because the securities offer, at least in part, short exposure to the underlying index.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed

December 2019	Page 7

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

income accruals and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their ”net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying constituent issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid

December 2019	Page 8

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the securities are not “delta-one” with respect to the underlying index or any U.S. underlying equity constituent, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, underlying equity constituents or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, underlying equity constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying index, underlying equity constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your

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securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying index or underlying equity constituents, or purchases and sales of the securities, in each case before, on and/or after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney (also known as “Morgan Stanley Wealth Management”) with an underwriting discount of $0.25 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’

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internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” herein.

Prohibition of Sales to EEA Retail Investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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How the Securities Work

Payoff Diagram at Maturity

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the closing level of the underlying index.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents and the securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest or exposure to the positive performance of the underlying index beyond a level that exceeds the maximum gain is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The graph is based on the following terms:

Stated principal amount:	$10 per security
Hypothetical initial level:	3,000
Maximum payment at maturity:	$11.51 per security
Maximum gain:	15.10%
Buffer amount:	10.00%
Absolute underlying return:	The absolute value of the underlying return
Minimum payment at maturity:	$1.00 (10.00% of the stated principal amount)

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How it works

▪	Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the securities, an investor will realize the maximum payment at maturity at a final level of 115.10% of the initial level.
▪	If the underlying return is 10%, investors will receive a 10% return, or $11.00 per security.
▪	If the underlying return is 20%, investors will receive only the maximum payment at maturity of $11.51 per security, a 15.10% return.
▪	Par Scenario. The final level is equal to the initial level. In this case, you will receive the stated principal amount at maturity.
▪	Absolute Underlying Return Scenario. If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, investors will receive an amount equal to (a) the stated principal amount of $10 plus the product of (b) $10 multiplied by the absolute underlying return. In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount, which is less than the maximum gain.
▪	If the underlying return is -5%, investors will receive a 5% return, or $10.50 per security.
▪	Downside Scenario. If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive an amount that is less than the $10 stated principal amount, resulting in a loss of their initial investment that is proportionate to the decline in the level of the underlying index over the term of the securities in excess of the buffer amount.
▪	If the underlying return is -40%, investors would lose 30.00% of the stated principal amount and receive only $7.00 per security at maturity, or 70.00% of the stated principal amount. The securities do not guarantee the return of the full stated principal amount and investors may lose some or almost all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + upside payment and (b) the maximum payment at maturity

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

$10 + ($10 x Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount, which is less than the maximum gain.

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$10 + [$10 x (Underlying Return + Buffer Amount)]

Accordingly, if the final level is less than the initial level and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline from the initial level to the final level in excess of the buffer amount and, in extreme situations, you could lose almost all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of the full stated principal amount at maturity. UBS will only repay the stated principal amount of the securities at maturity if the underlying index does not decline from the initial level to the final level by more than the buffer amount. If the underlying return is negative and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount and, in extreme situations, you could lose almost all of your initial investment. Accordingly, you could lose some and, in extreme situations, almost all of your initial investment.
▪	Your potential return on the securities is limited to the maximum gain. The return potential of the securities is limited to the maximum gain of 15.10%. Therefore, you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum gain and your return on the securities may be less than it would be in a hypothetical direct investment in the underlying index or the underlying equity constituents. Additionally, the securities will not provide for any enhanced participation in the appreciation of the underlying index over the term of the securities.
▪	The upside payment applies only if you hold the securities to maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside payment and the return you realize may be less than the then-current underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the upside payment, subject to the maximum gain, from UBS only if you hold the securities to maturity.
▪	The absolute underlying return applies only at maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment (or at a price that reflects less than the absolute value of the then-current decline in the underlying index) even if the then-current level of the underlying index is negative and the percentage decline of the underlying index from the initial level to the final level is equal to or less than the buffer amount.
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market levels, interest rates and economic and political conditions.
■	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables,

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including the level of the underlying index, the volatility of the underlying index, any dividends paid on the underlying equity constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive

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differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; any dividends paid on the underlying equity constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	Owning the securities is not the same as owning the underlying equity constituents. The return on the securities may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, your return on the securities is limited to the maximum gain, while the potential return on a direct investment in the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.
▪	The absolute return feature is not the same as taking a short position directly in any underlying equity constituents. The return on the securities will not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents insofar as you will lose some or almost all of your initial investment if the percentage decline from the initial level to the final level is greater than the buffer amount. In addition, to maintain a short position in any underlying equity constituents, you would have to pay dividend payments (if any) to the entity that lends you the underlying equity constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive or, if the underlying return is negative, that the percentage decline of the underlying index from the initial level to the final level will be equal to or less than the buffer amount. The final level (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents (the “underlying constituent issuers”). You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or almost all of your initial investment.
▪	The underlying index reflects price return, not total return. The return on the securities is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying equity constituents. The return on the securities will not include such a total return feature or dividend component.
▪	Changes that affect the underlying index will affect the market value of your securities. The policies of the index sponsor, as specified under “Information about the Underlying Index” herein (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the levels of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of, and the amount payable on, the securities.

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▪	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the securities offering in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of, and the amount payable on, your securities.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the level of the underlying index, the performance and, therefore, the market value of, and the amount payable on, the securities.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the underlying constituent issuers of or trading activities related to the underlying index or any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level of the underlying index (and therefore the original issue or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date or valuation date, respectively. As UBS determines the economic terms of the securities, including the buffer amount, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt

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$● Based on the Value of the S&P 500® Index
Principal at Risk Securities
instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled ‘‘Tax considerations’’ herein and the section entitled ‘‘Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

December 2019	Page 19

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Information about the Underlying Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (the “Index Sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Eleven main groups of companies comprise SPX, with the percentage weight of each group in the index as a whole as of October 31, 2019 as follows: Information Technology (22.3%); Health Care (14.0%); Financials (13.0%); Communication Services (10.4%); Consumer Discretionary (10.0%); Industrials (9.2%); Consumer Staples (7.4%); Energy (4.3%); Utilities (3.5%); Real Estate (3.1%); and Materials (2.7%). As of September 28, 2018, the index sponsor broadened the then-current Telecommunication Services sector and renamed it Communication Services. The renamed sector includes the existing telecommunication companies, as well as companies selected from the Consumer Discretionary sector previously classified under the Media Industry Group and the Internet & Direct Marketing Retail Sub-Industry, along with select companies previously classified in the Information Technology sector. These changes were effective for SPX as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As of February 20, 2019, company additions to SPX should have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more) and a security level float-adjusted market capitalization that is at least $4.1 billion.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on November 21, 2019:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	3,103.54
52 Weeks Ago (on November 21, 2018):	2,649.93
52 Week High (on November 18, 2019):	3,122.03
52 Week Low (on December 24, 2018):	2,351.10

December 2019	Page 20

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2015 through November 21, 2019. The closing level of the underlying index on November 21, 2019 was 3,103.54. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2009 through November 21, 2019. We obtained the information in the table below from Bloomberg Professional® service (‘‘Bloomberg’’), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter (through November 21, 2019)	3,122.03	2,887.61	3,103.54

December 2019	Page 21

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

December 2019	Page 22

Dual-Directional Buffered Participation Securities due on or about January 4, 2022
$● Based on the Value of the S&P 500® Index
Principal at Risk Securities

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement
Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Overview	3
Key Investment Rationale	4
Investor Suitability	5
Fact Sheet	6
How the Securities Work	12
How it works	13
Payment at Maturity	14
Risk Factors	15
Information about the Underlying Index	20
Historical Information	21

Product Supplement

Product Supplement Summary	PS-1
Hypothetical Examples of How the Notes Perform	PS-14
Risk Factors	PS-20
General Terms of the Notes	PS-39
Use of Proceeds and Hedging	PS-60
Supplemental U.S. Tax Considerations	PS-61
Certain ERISA Considerations	PS-69
Supplemental Plan of Distribution (Conflict of Interest)	PS-70

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Asset Publishers	IS-2
Dow Jones Industrial Average™	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSET™ 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG
Dual-Directional

Buffered Participation Securities

due on or about January 4, 2022

Preliminary Pricing Supplement dated December 2, 2019
(To Product Supplement dated October 31, 2018,
Index Supplement dated October 31, 2018
and Prospectus dated October 31, 2018)

UBS Investment Bank

UBS Securities LLC